UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2007

EXTERRAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4444 Brittmoore Road Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 335-7000
N/A
(Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 1.02 Termination of a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 5.05 Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
Item 8.01 Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Employee Stock Purchase Plan
Form of Indemnification Agreement
Senior Secured Credit Agreement
U.S. Guaranty Agreement
U.S. Pledge Agreement
U.S. Collateral Agreement
Canadian Collateral Agreement
Indenture
Series 2007-1 Supplement
Guaranty
Management Agreement
Intercreditor and Collateral Agency Agreement
Intercreditor and Collateral Agency Agreement
First Supplement Indenture
Eighth Supplemental Indenture
Directors' Stock and Deferral Plan
Consulting Agreement
2007 Stock Incentive Plan
Form of Change of Control Agreement
Form of Amendment No.1 to Change of Control Agreement
Press Release
Press Release

Item 1.01	Entry into a Material Definitive Agreement.
     Introduction
     On August 20, 2007, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 5, 2007, as amended, by and among Exterran Holdings, Inc. (formerly known as Iliad Holdings, Inc.) (the “Company”), Hanover Compressor Company, a Delaware corporation (“Hanover”), Universal Compression Holdings, Inc., a Delaware corporation (“Universal”), Hector Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Hanover Merger Sub”), and Ulysses Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Universal Merger Sub”), Universal Merger Sub merged with and into Universal (the “Universal Merger”) and Hanover Merger Sub merged with and into Hanover (the “Hanover Merger” and together with the Universal Merger, the “Mergers”). As a result of the Mergers, each of Universal and Hanover became a wholly owned subsidiary of the Company. Immediately following the completion of the Mergers, Universal merged with and into the Company.
     Employee Stock Purchase Plan
     On August 20, 2007, the board of directors of the Company adopted the Exterran Holdings, Inc. Employee Stock Purchase Plan (the “ESPP”), which previously had been approved by a majority of the votes cast by the stockholders of each of Hanover and Universal at their respective annual meetings of stockholders held on August 16, 2007. The ESPP provides eligible employees of the Company and its subsidiaries with an option to purchase the Company’s common stock through payroll deductions and is designed to comply with Section 423 of the Internal Revenue Code of 1986, as amended. The Compensation Committee of the board of directors of the Company (the “Compensation Committee”), which will administer the ESPP, has determined that employees who elect to participate in the ESPP will initially have an option to purchase a share of the Company’s common stock at the lesser of (i) 85% of the Fair Market Value (as that term is defined in the ESPP) of a share of the Company’s common stock on the Offering Date (as that term is defined in the ESPP) or (ii) 85% of the Fair Market Value of a share of the Company’s common stock on the Purchase Date (as that term is defined in the ESPP). The Compensation Committee has the discretion to set the purchase price at 85% to 100% of the Fair Market Value of a share of the Company’s common stock on one of the following dates: (i) the Offering Date, (ii) the Purchase Date or (iii) the Offering Date or the Purchase Date, whichever is lower. The initial offering period will commence on October 1, 2007 and offering periods will consist of three months, or such other period as may be determined from time to time by the Compensation Committee. A total of 650,000 shares of the Company’s common stock have been authorized and reserved for issuance under the ESPP.
     The ESPP’s effective date is August 20, 2007. The board of directors may at any time terminate, suspend or amend the ESPP; provided, however, that certain amendments to increase the number of shares of the Company’s common stock issuable under the ESPP may be subject to approval by the Company’s stockholders.
     The foregoing summary of the ESPP is qualified in its entirety by reference to the full text of the ESPP, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
     Amended and Restated Omnibus Agreement
     On August 20, 2007, in connection with the closing of the Mergers, the Company entered into an Amended and Restated Omnibus Agreement with Exterran, Inc. (formerly known as Universal Compression, Inc.) (“Exterran”), UCO GP, LLC, UCO General Partner, LP, Exterran Partners, L.P. (formerly known as Universal Compression Partners, L.P.) (“EXLP”), EXLP Operating LLC (formerly known as UCLP Operating LLC) and Exterran Energy Solutions, L.P. (formerly known as Hanover Compression Limited Partnership) (“EESLP”). The Amended and Restated Omnibus Agreement governs several relationships between EXLP and the Company, including:
1.	Certain agreements not to compete between the Company and its affiliates, on the one hand, and EXLP and its affiliates, on the other hand;

2.	The Company’s obligation to provide all operational staff, corporate staff and support services reasonably necessary to run EXLP’s business and EXLP’s obligation to reimburse the Company for the provision of such services, subject to certain limitations;

3.	The terms under which the Company, EXLP and their respective affiliates may transfer compression equipment among one another to meet their respective compression services obligations;

4.	The terms under which EXLP may purchase newly-fabricated compression equipment from the Company’s affiliates;

5.	The Company’s grant of a license of certain intellectual property to EXLP, including EXLP’s logo; and

6.	The Company’s obligation to indemnify EXLP for certain liabilities and EXLP’s obligation to indemnify the Company for certain liabilities.
     Indemnification Agreements
     On August 20, 2007, the Company entered into indemnification agreements with all of its directors and officers, in order to more effectively implement the indemnification provisions of the Company’s bylaws.
     Each indemnification agreement provides that the Company will advance expenses to, and indemnify, the applicable director or officer to the fullest extent allowed under applicable law. Each indemnification agreement also establishes guidelines as to the defense and settlement of claims by the parties. The indemnification agreements do not expand the indemnification of the directors and officers beyond the maximum permitted by the Delaware General Corporation Law.
     The following generally are excluded from coverage under the indemnification agreements:
•	claims covered by any insurance or other indemnity provisions;

•	liability under Section 16(b) of the Securities Act of 1933, as amended; and

•	proceedings initiated by the putative indemnitee without prior approval of the board of directors of the Company (other than proceedings brought to enforce an indemnitee’s rights under his or her indemnification agreement).
     The foregoing summary of the indemnification agreements is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement
Satisfaction and Discharge of Indenture Related to Exterran 7 1/4% Notes
     On August 17, 2007, the Company’s subsidiary, Exterran, satisfied and discharged the Indenture dated as of May 27, 2003 between Exterran and the Bank of New York, as trustee, following Exterran’s redemption of all $175 million in aggregate principal amount of its outstanding 7 1/4% Senior Notes due 2010, pursuant to its previously announced plans. The total cash paid was $184.4 million, which included a call premium of 3.625% of the principal amount of the 7 1/4% notes and accrued interest to the redemption date of $17.78 per $1,000 principal amount of the 7 1/4% notes.
Satisfaction and Discharge of Indentures Related to Hanover 9% Notes and 7 1/2% Notes
     On August 20, 2007, the Company’s subsidiary, Hanover, satisfied and discharged the Senior Indenture dated as of December 15, 2003 between Hanover and U.S. Bank National Association (as successor to Wachovia Bank, National Association), as trustee (“U.S. Bank”), as amended by the Third Supplemental Indenture dated June 1, 2004 and the Sixth Supplemental Indenture dated August 1, 2007, both among Hanover, EESLP, as Subsidiary Guarantor, and U.S. Bank, following the completion of the previously announced cash tender offer and consent solicitation for all of Hanover’s outstanding 9% Senior Notes due 2014. As of 5:00 p.m., New York City time, on August 17, 2007, which was the expiration time of the tender offer and consent solicitation, holders of $200 million in aggregate principal amount, or 100% of the outstanding aggregate principal amount, of the 9% notes validly tendered their 9% notes. Accordingly, all of the 9% notes previously authenticated and issued were delivered to the trustee and canceled.
     On August 20, 2007, Hanover satisfied and discharged the Senior Indenture dated as of December 15, 2003 between Hanover and U.S. Bank, as amended by the Fourth Supplemental Indenture dated March 31, 2006 and the Seventh Supplemental Indenture dated August 1, 2007, both among Hanover, EESLP, as Subsidiary Guarantor, and U.S. Bank, following the completion of the previously announced cash tender offer and consent solicitation for all of Hanover’s outstanding 7 1/2% Senior Notes due 2013. As of 5:00 p.m., New York City time, on August 17, 2007, the expiration time of the tender offer and consent solicitation, holders of $150 million in aggregate principal amount, or 100% of the outstanding aggregate principal amount, of the 7 1/2% notes validly tendered their 7 1/2% notes. Accordingly, all of the 7 1/2% notes previously authenticated and issued were delivered to the trustee and canceled.
     Repayment of EESLP Credit Facility
     In connection with the closing of the Mergers, on August 20, 2007, Hanover repaid in full all outstanding term loans and revolving loans, together with interest and all other amounts due in connection with such repayment, under the credit agreement, dated as of November 21, 2005, by and among Hanover, EESLP, The Royal Bank of Scotland plc as Syndication Agent, JPMorgan Chase Bank, N.A. as Administrative Agent, and the several lenders parties thereto.
     Repayment of Exterran Credit Facility
     In connection with the closing of the Mergers, on August 20, 2007, Exterran paid in full all outstanding term loans and revolving loans, together with interest and all other amounts due in connection with such repayment, under the senior secured credit agreement, dated as of October 20, 2006, by and among Universal and three of its wholly owned subsidiaries, Exterran, UC Canadian Partnership Holdings Company and Exterran Canada, Limited Partnership (formerly known as Universal Compression Canada, Limited Partnership) and a syndicate of lenders and financial institutions named therein as parties thereto and Wachovia Bank, National Association, as U.S. Administrative Agent, Wachovia Capital Finance Corporation (Canada) as Canadian Administrative Agent, Deutsche Bank Trust Company Americas, as Syndication Agent, and JPMorgan Chase Bank, N.A. and The Bank of Nova Scotia, as Co-Documentation Agents.

     Repayment of Universal Asset-Backed Securitization Facility
     In connection with the closing of the Mergers, on August 20, 2007, UCO Compression 2005 LLC repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment, under the Indenture, dated October 28, 2005, as amended on July 31, 2006 and supplemented on October 28, 2005, by and among UCO Compression 2005 LLC, a wholly owned subsidiary of Exterran, and Wells Fargo Bank, National Association, as Indenture Trustee.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Senior Secured Credit Facility
     On August 20, 2007, the Company entered into a credit agreement (the “Credit Agreement”) with various financial institutions as the lenders and Wachovia Bank, National Association, as U.S. Administrative Agent (“Wachovia”) and Wachovia Capital Finance Corporation (Canada), as Canadian Administrative Agent, with respect to (a) a revolving senior secured credit facility in the aggregate amount of $850,000,000, which includes a U.S. tranche with a swingline limit, a variable allocation for a Canadian tranche (under which Exterran Canada, Limited Partnership is the borrower) and a letter of credit facility and (b) a term loan senior secured credit facility, in the aggregate amount of $800,000,000 (collectively, the “Credit Facility”). Subject to certain conditions, at the request of the Company, the aggregate commitments of the lenders under the Credit Facility may be increased by an additional amount of $400,000,000.
     The Credit Agreement contains various covenants with which the Company and/or Exterran Canada, Limited Partnership must comply, including, but not limited to, limitations on incurrence of indebtedness, liens on assets, transactions with affiliates, mergers, consolidations, sales of assets and debt to earnings ratios, as well as requirements relating to eligible investments. Additionally, the Credit Agreement contains customary conditions, representations and warranties, events of default and indemnification provisions. The Company’s indebtedness under the Credit Facility is collateralized by liens on substantially all of the personal property in the United States of the Company, as defined in the U.S. Collateral Agreement between the Company and others in favor of Wachovia, as U.S. Administrative Agent. The assets of EXLP and Exterran ABS 2007 LLC are not collateral under the Credit Agreement. Exterran Canada, Limited Partnership’s indebtedness under the Credit Facility is collateralized by liens on substantially all of its personal property in Canada, as defined in the Canadian Collateral Agreement between it and Wachovia Capital Finance Corporation (Canada), as Canadian Administrative Agent. The Company and others have executed a U.S. Pledge Agreement in favor of Wachovia, as U.S. Administrative Agent, pursuant to which the Company and others will pledge their equity and the shares of certain other subsidiaries to Wachovia, as U.S. Administrative Agent. The Credit Agreement provides that additional equity interests owned directly or indirectly by the Company will be pledged in the coming months. The Company guarantees the payment of the principal and interest on each Canadian tranche loan made to Exterran Canada, Limited Partnership under the Credit Agreement. The loan documents contemplate that further subsidiaries will be required to grant security interests, pledge collateral or guarantee the Company’s indebtedness and/or that of Exterran Canada, Limited Partnership upon certain conditions being met.
     The Company intends to use the proceeds from the Credit Facility for working capital, letters of credit and other general corporate purposes, including the prepayment of certain existing indebtedness of its subsidiaries after the Mergers, as well as any consent fees, premiums, costs and expenses associated with such prepayment.
     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the referenced agreements, which are filed herewith as Exhibits 10.3, 10.4, 10.5, 10.6 and 10.7 and incorporated herein by reference.
     ABS Facility
     On August 20, 2007, Exterran entered into a $1.0 billion asset-backed securitization facility (the “2007 ABS Facility”). The issuer of the asset-backed notes, Series 2007-1 (the “Series 2007-1 Notes”), is Exterran ABS

2007 LLC (the “Issuer”), a wholly owned subsidiary of Exterran. On August 20, 2007, the Issuer issued $400,000,000 of the Series 2007-1 Notes. As of August 20, 2007, $600,000,000 of the Series 2007-1 Notes remains available under the 2007 ABS Facility.
     The Series 2007-1 Notes were issued at a price equal to 100% of the principal amount thereof. Interest and fees payable to the noteholders will accrue on the Series 2007-1 Notes at a variable rate consisting of an applicable margin plus, at the option of the issuer, either LIBOR or a Base Rate as defined in the Series 2007-1 Supplement). For fundings under the 2007 ABS Facility of less than $800,000,000 the initial applicable margin is 1.00% which declines to 0.825% on October 31, 2007. For any amount outstanding above $800,000,000 the applicable margin increases to 1.35%. The Series 2007-1 Notes are revolving in nature and are payable in July 2012. The amount outstanding at any time is dependent upon the lower of (i) an 80% advance rate against appraised value, or (ii) 4.5 times free cash flow or (iii) an interest coverage test.
     The Series 2007-1 Notes were issued pursuant to a Series 2007-1 Supplement, dated as of August 20, 2007, to an Indenture, dated as of August 20, 2007 (the “Indenture”), each entered into by and between the Issuer, Exterran ABS Leasing 2007 LLC, a wholly owned subsidiary of the Issuer (the “Lessor”), and Wells Fargo Bank, National Association, as Indenture Trustee (the “Indenture Trustee”). The Indenture contains customary terms and conditions with respect to an issuance of asset backed securities, including representations and warranties, covenants and events of default.
     Repayment of the Series 2007-1 Notes has been secured by a pledge of all of the assets of the Issuer and the Lessor consisting primarily of a fleet of natural gas compressors and the contracts to provide compression services relating to the fleet (collectively, the “Collateral Assets”). The Collateral Assets will be managed by Exterran pursuant to a Management Agreement (described below). The collections relating to the Collateral Assets will then be allocated pursuant to an Intercreditor and Collateral Agency Agreement dated as of August 20, 2007 among Exterran, the Issuer, Wells Fargo Bank, National Association, as Indenture Trustee and Bank Agent, various financial institutions as lenders thereto and JP Morgan Chase Bank, N.A., as Intercreditor Collateral Agent, and an Intercreditor and Collateral Agency Agreement dated as of August 20, 2007 among EESLP, the Issuer, Wells Fargo Bank, National Association, as Indenture Trustee, U.S. Administrative Agent and Intercreditor Collateral Agent, and various financial institutions as lenders thereto, and will then be transferred to the Indenture Trustee.
     All Collateral Assets will be managed in accordance with the Management Agreement, dated as of August 20, 2007, by and between Exterran, the Issuer and the Lessor (the “Management Agreement”), which requires Exterran to market, service, maintain and contract with customers for the use of the Collateral Assets in the same manner as Exterran performs those services for its other compressors in a nondiscriminatory manner. The Management Agreement contains customary terms and conditions, including representations and warranties, covenants and events of default. If Exterran defaults under the Management Agreement, it may be removed as the manager, in which event a back-up manager pursuant to the terms of a Back-up Management Agreement, to be executed, will become the manager of the Collateral Assets. The performance, but not the monetary obligations, of Exterran under the Management Agreement are guaranteed by the Company pursuant to the terms of a Guaranty entered into on August 20, 2007 for the benefit of the Issuer and the Indenture Trustee.
     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the referenced agreements, which are filed herewith as Exhibits 10.8, 10.9, 10.10, 10.11, 10.12 and 10.13 and incorporated herein by reference.
     Guarantee of Certain Obligations
     In connection with the closing of the Mergers, on August 20, 2007, the Company executed the First Supplemental Indenture between Hanover and Wilmington Trust Company, as trustee, pursuant to which the Company agreed to guarantee the obligations of Hanover under the Indenture dated as of March 15, 2001 relating to Hanover’s 4.75% Convertible Senior Notes due 2008. As of August 20, 2007, the outstanding principal amount of those notes was approximately $192,000,000.

     The foregoing description of the First Supplemental Indenture is qualified in its entirety by reference to the full text of the First Supplemental Indenture, which is filed herewith as Exhibit 10.14 and incorporated herein by reference.
     In connection with the closing of the Mergers, on August 20, 2007, the Company executed the Eighth Supplemental Indenture between Hanover, certain subsidiary guarantors and U.S. Bank (as successor to Wachovia Bank, National Association), as trustee, pursuant to which the Company agreed to guarantee the obligations of Hanover under the Senior Indenture dated as of December 15, 2003, as amended and supplemented, relating to Hanover’s 4.75% Convertible Senior Notes due 2014. As of August 20, 2007, the outstanding principal amount of those notes was approximately $143,750,000.
     The foregoing description of the Eighth Supplemental Indenture is qualified in its entirety by reference to the full text of the Eighth Supplemental Indenture, which is filed herewith as Exhibit 10.15 and incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     On August 17, 2007, Hanover Equipment Trust 2001A, a special purpose Delaware business trust (“HET 2001A”), called for redemption all $133 million of its outstanding 8.5% Senior Secured Notes due 2008 (the “8.5% Notes”), and Hanover Equipment Trust 2001B, a special purpose Delaware business trust (“HET 2001B”), called for redemption all $250 million of its outstanding 8.75% Senior Secured Notes due 2011 (the “8.75% Notes,” and, together with the 8.5% Notes, the “Equipment Trust Notes”). The Equipment Trust Notes will be redeemed on September 17, 2007.
     The 8.5% Notes were issued and the redemption will be effected pursuant to the provisions of the Indenture dated as of August 30, 2001 among HET 2001A, as issuer, EESLP and certain subsidiaries, as guarantors, and U.S. Bank (as successor to Wilmington Trust FSB), as Indenture Trustee and Collateral Agent. The 8.5% Notes will be redeemed at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.
     The 8.75% Notes were issued and the redemption will be effected pursuant to the provisions of the Indenture dated as of August 30, 2001 among HET 2001B, as issuer, EESLP and certain subsidiaries, as guarantors, and U.S. Bank, as Indenture Trustee and Collateral Agent. The 8.75% Notes will be redeemed at a redemption price of 102.917% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.
     To commence the redemption process, EESLP exercised its option to purchase from HET 2001A the gas compression equipment currently subject to a lease in favor of EESLP, and EESLP exercised its option to purchase from HET 2001B the gas compression equipment currently under lease to EESLP from HET 2001B. EESLP expects to pay HET 2001A approximately $137.7 million and to pay HET 2001B approximately $266.3 million for the equipment on the date the Equipment Trust Notes are redeemed. HET 2001A and HET 2001B will then use the proceeds from the equipment sale to fund the redemption of the Equipment Trust Notes and the related trust equity certificates.
     The Indentures and the forms of note for the Equipment Trust Notes are filed herewith as Exhibits 4.1, 4.2, 4.3 and 4.4 and are incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     Appointment of Principal Officers
     On August 20, 2007, pursuant to the terms of the Merger Agreement, Stephen A. Snider, 59, became the Company’s President and Chief Executive Officer. Previously, Mr. Snider was Universal’s President and Chief Executive Officer and a director since 1998, and was appointed as Chairman of Universal’s board of directors in

April 2006. Mr. Snider also serves as a director of Energen Corporation, a diversified energy company focusing on natural gas distribution and oil and gas exploration and production.
     Effective August 20, 2007, J. Michael Anderson, 45, became Senior Vice President and Chief Financial Officer of the Company. Previously, Mr. Anderson held the same titles with Universal since March 2003. From 1999 to March 2003, Mr. Anderson held various positions with Azurix Corp. (a water and wastewater utility and services company), primarily as the company’s Chief Financial Officer and later as Chairman and Chief Executive Officer. Prior to that time, Mr. Anderson spent ten years in the Global Investment Banking Group of J. P. Morgan Chase & Co., where he specialized in merger and acquisitions advisory services.
     Also effective August 20, 2007, Brian A. Matusek, 48, became Senior Vice President and Chief Operating Officer of the Company. Previously, Mr. Matusek was Senior Vice President, Western Hemisphere of Hanover since July 2006, having served as Senior Vice President, U.S. and Global Services since May 2005. Mr. Matusek joined Hanover in August 2003 and had previously served as Vice President of Marketing, Product Development & Domestic Sales and Vice President of Marketing and Strategic Development. Prior to joining Hanover, Mr. Matusek served in various senior managerial roles with Schlumberger from 1998 through 2003, including leadership roles in Schlumberger’s compression systems and artificial lift product lines. Before joining Schlumberger as part of its purchase of Camco International, Inc., he served as Vice President, International Business of Camco. Prior to Camco’s 1997 purchase of Production Operators, Inc. (“POI”), he was employed by POI for over 16 years in various management positions, including Vice President, International Operations.
     Also effective August 20, 2007, Kenneth R. Bickett, 45, became Vice President and Corporate Controller of the Company. Previously, Mr. Bickett held the same titles with Universal since joining Universal in July 2005. Prior to joining Universal, he served as Vice President and Assistant Controller for Reliant Energy, Inc. (an electricity and energy services provider). Prior to joining Reliant Energy, Inc. in 2002, Mr. Bickett was employed by Azurix Corp. (a water and wastewater utility and services company) since 1998, where he most recently served as Vice President and Controller.
     Messrs. Snider and Anderson are parties to change of control agreements with each of Universal and the Company that require that entity to make payments to each of them upon a termination event following a change of control. Mr. Matusek is party to change of control agreements with each of Hanover and the Company that require that entity to make payments to him upon a termination event following a change of control. The Company does not have any other form of employment agreement with Messrs. Snider, Anderson and Matusek, either written or oral, that guarantees salaries, salary increases, bonuses or benefits.
     There are no other arrangements or understandings between Messrs. Snider, Anderson, Matusek or Bickett and any other person pursuant to which he was selected as an officer, other than the provisions of the Merger Agreement relating to the appointment of officers. There are no family relationships between any of those persons and any executive officer or director of the Company.
     Also on August 20, 2007, the board of directors of the Company appointed the following officers of the Company:
•	D. Bradley Childers, Senior Vice President — Corporate Development

•	Daniel A. Newman, Senior Vice President — Supply Chain and Manufacturing

•	Stephen W. Muck, Senior Vice President — Global Human Resources

•	Daniel K. Schlanger, Senior Vice President

•	Donald C. Wayne, Senior Vice President, General Counsel and Secretary

     Appointment of Directors
     On August 20, 2007, the following individuals became the directors of the Company, all of whom were former directors of either Universal or Hanover: Janet F. Clark, Ernie L. Danner, Uriel E. Dutton, Gordon T. Hall, J.W.G. “Will” Honeybourne, John E. Jackson, Peter H. Kamin, William C. Pate, Stephen M. Pazuk and Stephen A. Snider.
     On that date, the committees of the board of directors of the Company were constituted as follows:
Nominating and Corporate Governance Committee:
Uriel E. Dutton (Chairperson)
Gordon T. Hall
J.W.G. “Will” Honeybourne
William C. Pate
Compensation Committee:
Stephen M. Pazuk (Chairperson)
Peter H. Kamin
J.W.G. “Will” Honeybourne
Audit Committee:
Janet F. Clark (Chairperson)
Gordon T. Hall
Peter H. Kamin
William C. Pate
     There are no arrangements or understandings between any director and any other person pursuant to which the director was selected as a director, other than the provisions of the Merger Agreement relating to the appointment of officers.
     Directors’ Stock and Deferral Plan
     On August 20, 2007, the board of directors of the Company adopted the Exterran Holdings, Inc. Directors’ Stock and Deferral Plan (the “Deferral Plan”). The Deferral Plan aids appointed directors in their financial planning and is to be a “top-hat” plan under Section 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974. Under the Deferral Plan, effective October 1, 2007, non-employee directors may (1) receive a percentage equal to 25%, 50%, 75% or 100%, at each director’s election, of their retainer fees in Company common stock and (2) beginning in January 2008, defer receipt of that stock until a later tax year. If a director’s service ends during a deferral period, he or she will receive immediate payment of the deferred Company stock. The board of directors of the Company may accelerate payment of deferred amounts upon a defined change in control.
     The foregoing summary of the Deferral Plan is qualified in its entirety by reference to the full text of the Deferral Plan, which is filed herewith as Exhibit 10.16 and incorporated herein by reference.
     Consulting Agreement with Ernie L. Danner
     On August 20, 2007, Mr. Ernie L. Danner, a non-employee director of the Company, entered into a consulting agreement with the Company pursuant to which the Company engaged Mr. Danner, on a month-to-month basis, to provide consulting services. In consideration of the services to be rendered, the Company will pay Mr. Danner a consulting fee of $29,583.33 per month and will reimburse Mr. Danner for expenses incurred on the Company’s behalf.
     The foregoing description of the consulting agreement is qualified in its entirety by reference to the full text of the consulting agreement, which is filed herewith as Exhibit 10.17 and incorporated herein by reference.

     Grant of Stock Options to Ernie L. Danner
     On August 20, 2007, the board of directors of the Company approved the grant of stock options to purchase a total of 1,400 shares of the Company’s common stock to Mr. Ernie L. Danner under the 2007 Stock Incentive Plan described below. The grant date of the options was August 20, 2007. The options bear a seven-year term and fully vest one year after the date of grant, with an exercise price equal to the fair market value on the date of grant, which was based on the closing price of Universal’s common stock on the New York Stock Exchange on August 20, 2007.
     2007 Stock Incentive Plan
     On August 20, 2007, the board of directors of the Company approved the Exterran Holdings, Inc. 2007 Stock Incentive Plan (the “Stock Incentive Plan”), which previously had been approved by a majority of the votes cast by the stockholders of each of Hanover and Universal at their respective annual meetings of stockholders held on August 16, 2007. The Stock Incentive Plan, which will be administered by the Compensation Committee, authorizes the issuance of awards of common stock, stock options, restricted stock, restricted stock units, stock appreciation rights and performance awards to employees and directors. Up to a maximum of 4,750,000 shares of the Company’s common stock are available for issuance under the Stock Incentive Plan.
     The foregoing description of the Stock Incentive Plan is qualified in its entirety by reference to the full text of the Stock Incentive Plan, which is filed herewith as Exhibit 10.18 and incorporated herein by reference.
     Change of Control Agreements
     On August 20, 2007, the Company entered into change of control agreements (each, a “COC Agreement”) with its executive officers, including Messrs. Snider, Anderson, Childers, Matusek, Newman, Muck, Schlanger and Wayne (each, an “Agreement Participant”). Under the COC Agreement, the Company has an obligation to make payments to each Agreement Participant upon a termination event following a change of control. A termination event under the COC Agreement includes, among other things, termination of the Agreement Participant’s employment by the Company other than for Cause (as that term is defined in the COC Agreement) or a termination by the Agreement Participant for Good Reason (as that term is defined in the COC Agreement).
     Under the COC Agreement, if a termination event occurs within 18 months following a change of control, the Company has an obligation to pay to each Agreement Participant an amount equal to (i)(A) the Agreement Participant’s earned but unpaid Base Salary (as that term is defined in the COC Agreement) through the Date of Termination (as that term is defined in the COC Agreement) plus (B) the Agreement Participant’s prorated Target Bonus (as that term is defined in the COC Agreement) for the current year plus (C) any earned but unpaid Actual Bonus (as that term is defined in the COC Agreement) for the prior year plus (ii) any portion of the Agreement Participant’s vacation pay accrued, but not used, for the Termination Year (as that term is defined in the COC Agreement) as of the Date of Termination plus (iii) three times, in the case of Mr. Snider, or two times, in the case of the other Agreement Participants, of the sum of the Agreement Participant’s Base Salary and Target Bonus amount for the Termination Year plus (iv) three times, in the case of Mr. Snider, or two times, in the case of the other Agreement Participants, of the total of the employer matching contributions that would have been credited to the Agreement Participant’s account under the Company’s 401(k) Plan and any other deferred compensation plan had the Agreement Participant made the required amount of elective deferrals or contributions under the 401(k) Plan and any other deferred compensation plan during the 12-month period immediately preceding the month of the Agreement Participant’s Date of Termination plus (v) amounts, if any, previously deferred by the Agreement Participant or earned but not paid, if any, under any Company incentive and non-qualified deferred compensation plan or programs as of the Date of Termination. The Agreement also provides for continuing medical coverage and full acceleration of any outstanding stock options, stock-based awards and cash-based incentive awards upon a termination event within 18 months of a change of control. All payments under the COC Agreement are subject to reduction as may be necessary to avoid certain tax consequences.
     The foregoing description of the COC Agreements is qualified in its entirety by reference to the full text of the form of COC Agreement, which is filed herewith as Exhibit 10.19 and incorporated herein by reference.

     Hanover Change of Control Agreement Amendments
     On August 20, 2007, the board of directors of the Company approved a form of amendment (the “Amendment”) to the existing change of control agreements between Hanover and former executives of Hanover (the “Hanover COC Agreements”). The Amendment extends the period within which a former Hanover officer can terminate his or her employment for Good Reason (as that term is defined in the Hanover COC Agreements) to the full term of the Hanover COC Agreements in order to ensure an orderly transition with such former officers. Each of the following executive officers of the Company are expected to execute an Amendment:
Brian Matusek
Steven Muck
     The foregoing description is qualified in its entirety by reference to the terms of the Amendment, the form of which is filed herewith as Exhibit 10.20 and incorporated herein by reference.
     Employee Stock Purchase Plan
     On August 20, 2007, the Company adopted its Employee Stock Purchase Plan as described in Item 1.01. The information set forth in Item 1.01 is incorporated by reference into this Item 5.02.
     Indemnification Agreements
     On August 20, 2007 the Company authorized the entry into indemnification agreements with all of the Company’s directors and officers as described in Item 1.01. The information set forth in Item 1.01 is incorporated by reference into this Item 5.02.

Item 5.05	Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
     On August 20, 2007, the board of directors of the Company adopted a Code of Business Conduct applicable to all of its directors, officers and employees. The full text of the Code of Business Conduct is available on the Company’s website at www.exterran.com.

Item 8.01	Other Events.
     Accounting Firm
     On August 20, 2007, the Audit Committee of the board of directors of the Company ratified the reappointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit the Company’s 2007 financial statements.
     Share Repurchase Program
     On August 20, 2007, the board of directors of the Company authorized the repurchase of up to $200 million of its common stock through August 19, 2009. Under the stock repurchase program, the Company may repurchase shares in open market purchases or in privately negotiated transactions in accordance with applicable insider trading and other securities laws and regulations. The Company may also implement all or part of the repurchases under a Rule 10b5-1 trading plan, so as to provide the flexibility to extend its share repurchases beyond the quarterly purchasing window. The timing and extent to which the Company repurchases its shares will depend upon market conditions and other corporate considerations, and will be in management’s discretion. Repurchases under the program may commence or be suspended at any time without prior notice.
     ABS Facilities
     On August 20, 2007, the Company entered into the 2007 ABS Facility as described in Item 2.03. The information set forth in Item 2.03 is incorporated by reference into this Item 8.01.

     Press Releases
     On August 20, 2007, the Company issued a press release announcing acceptance and payment of certain tendered notes previously issued by Hanover. A copy of the press release is filed herewith as Exhibit 99.1.
     On August 20, 2007, the Company issued a press release announcing a share repurchase program. A copy of the press release is filed herewith as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

4.1	Indenture for the 8.50% Senior Secured Notes due 2008, dated as of August 30, 2001, among the 2001A Trust, as issuer, Hanover Compression Limited Partnership and certain subsidiaries, as guarantors, and Wilmington Trust FSB, as Trustee, incorporated by reference to Exhibit 10.69 to Hanover Compressor Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001

4.2	Form of 8.50% Senior Secured Notes due 2008, incorporated by reference to Exhibit 4.10 to Hanover Compressor Company’s Annual Report on Form 10-K for the year ended December 31, 2003

4.3	Indenture for the 8.75% Senior Secured Notes due 2011, dated as of August 30, 2001, among the 2001B Trust, as issuer, Hanover Compression Limited Partnership and certain subsidiaries, as guarantors, and Wilmington Trust FSB, as Trustee, incorporated by reference to Exhibit 10.75 to Hanover Compressor Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001

4.4	Form of 8.75% Senior Secured Notes due 2011, incorporated by reference to Exhibit 4.12 to Hanover Compressor Company’s Annual Report on Form 10-K for the year ended December 31, 2003

10.1	Exterran Holdings, Inc. Employee Stock Purchase Plan

10.2	Form of Indemnification Agreement

10.3	Senior Secured Credit Agreement, dated August 20, 2007, by and among Exterran Holdings, Inc., as the U.S. Borrower and a Canadian Guarantor, Exterran Canada, Limited Partnership, Wachovia Bank, National Association, individually and as U.S. Administrative Agent, Wachovia Capital Finance Corporation (Canada), individually and as Canadian Administrative Agent, JPMorgan Chase Bank, N.A., individually and as Syndication Agent; Wachovia Capital Markets, LLC and J.P. Morgan Securities Inc. as the Joint Lead Arrangers and Joint Book Runners, Bank of America, N.A., Calyon New York Branch and Fortis Capital Corp., as the Documentation Agents, and each of the lenders parties thereto or which becomes a signatory thereto

10.4	U.S. Guaranty Agreement, dated as of August 20, 2007, made by Exterran, Inc., EI Leasing LLC, UCI MLP LP LLC, Exterran Energy Solutions, L.P. and each of the subsidiary guarantors that become a party thereto from time to time, as guarantors, in

Exhibit No.	Description

favor of Wachovia Bank, National Association, as the U.S. Administrative Agent for the lenders under the credit agreement filed as Exhibit 10.3

10.5	U.S. Pledge Agreement made by Exterran Holdings, Inc., Exterran, Inc., Exterran Energy Solutions, L.P., Hanover Compression General Holdings LLC, Hanover HL, LLC, Enterra Compression Investment Company, UCI MLP LP LLC, UCO General Partner, LP, UCI GP LP LLC, and UCO GP, LLC, and each of the subsidiaries that become a party thereto from time to time, as the Pledgors, in favor of Wachovia Bank, National Association, as U.S. Administrative Agent for the lenders under the credit agreement filed as Exhibit 10.3

10.6	U.S. Collateral Agreement, dated as of August 20, 2007, made by Exterran Holdings, Inc., Exterran, Inc., a Texas corporation, Exterran Energy Solutions, L.P., EI Leasing LLC, UCI MLP LP LLC and each of the subsidiaries that become a party thereto from time to time, as grantors, in favor of Wachovia Bank, National Association, as U.S. Administrative Agent, for the lenders under the credit agreement filed as Exhibit 10.3

10.7	Canadian Collateral Agreement, dated as of August 20, 2007 made by Exterran Canada, Limited Partnership, together with any other significant Canadian subsidiary that executes a joinder agreement and becomes a party to the Credit Agreement filed as Exhibit 10.x, in favor of Wachovia Capital Finance Corporation (Canada), as Canadian Administrative Agent, for the Canadian Tranche Revolving Lenders under the credit agreement filed as Exhibit 10.3

10.8	Indenture, dated August 20, 2007, by and between Exterran ABS 2007 LLC, as Issuer, Exterran ABS Leasing 2007 LLC and Wells Fargo Bank, National Association, as Indenture Trustee, with respect to the $1,000,000,000 ABS facility consisting of $1,000,000,000 of Series 2007-1 Notes

10.9	Series 2007-1 Supplement, dated as of August 20, 2007, to Indenture, dated as of August 20, 2007, by and between Exterran ABS 2007 LLC, as Issuer, Exterran ABS Leasing 2007 LLC and Wells Fargo Bank, National Association, as Indenture Trustee, with respect to the $1,000,000,000 of Series 2007-1 Notes

10.10	Guaranty, dated as of August 20, 2007, issued by Exterran Holdings, Inc. for the benefit of Exterran ABS 2007 LLC as Issuer, and Wells Fargo Bank, National Association, as Indenture Trustee

10.11	Management Agreement, dated as of August 20, 2007, by and between Exterran, Inc., as Manager, Exterran ABS Leasing 2007 LLC and Exterran ABS 2007 LLC, as Issuer

10.12	Intercreditor and Collateral Agency Agreement, dated as of August 20, 2007, by and among Exterran, Inc., in its individual capacity and as Manager, Exterran ABS 2007 LLC, as Issuer, Wells Fargo Bank, National Association, as Indenture Trustee, Wells Fargo Bank, National Association, as Bank Agent, various financial institutions as lenders thereto and JP Morgan Chase Bank, N.A., in its individual capacity and as Intercreditor Collateral Agent

10.13	Intercreditor and Collateral Agency Agreement, dated as of August 20, 2007, by and among Exterran Energy Solutions, L.P., in its individual capacity and as Manager, Exterran ABS 2007 LLC, as Issuer, Wells Fargo Bank, National Association, as Indenture Trustee, Wachovia Bank, National Association, as Bank Agent, various financial institutions as lenders thereto and Wells Fargo Bank, National Association, in its individual capacity and as Intercreditor Collateral Agent

Exhibit No.	Description

10.14	First Supplemental Indenture, dated August 20, 2007, by and between Hanover Compressor Company, Exterran Holdings, Inc., and Wilmington Trust Company, as Trustee, for the 4.75% Convertible Senior Notes due 2008

10.15	Eighth Supplemental Indenture, dated August 20, 2007, by and between Hanover Compressor Company, Exterran Holdings, Inc., and U.S. Bank National Association, as Trustee, for the 4.75% Convertible Senior Notes due 2014

10.16	Exterran Holdings, Inc. Directors’ Stock and Deferral Plan

10.17	Consulting Agreement between Exterran Holdings, Inc. and Ernie L. Danner, dated August 20, 2007

10.18	Exterran Holdings, Inc. 2007 Stock Incentive Plan

10.19	Form of Exterran Holdings, Inc. Change of Control Agreement

10.20	Form of Amendment No. 1 to Hanover Compressor Company Change of Control Agreement

99.1	Press Release, dated August 20, 2007

99.2	Press Release, dated August 20, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN HOLDINGS, INC.
Date: August 23, 2007	By:	/s/ J. Michael Anderson
J. Michael Anderson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture for the 8.50% Senior Secured Notes due 2008, dated as of August 30, 2001, among the 2001A Trust, as issuer, Hanover Compression Limited Partnership and certain subsidiaries, as guarantors, and Wilmington Trust FSB, as Trustee, incorporated by reference to Exhibit 10.69 to Hanover Compressor Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001

4.2	Form of 8.50% Senior Secured Notes due 2008, incorporated by reference to Exhibit 4.10 to Hanover Compressor Company’s Annual Report on Form 10-K for the year ended December 31, 2003

4.3	Indenture for the 8.75% Senior Secured Notes due 2011, dated as of August 30, 2001, among the 2001B Trust, as issuer, Hanover Compression Limited Partnership and certain subsidiaries, as guarantors, and Wilmington Trust FSB, as Trustee, incorporated by reference to Exhibit 10.75 to Hanover Compressor Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001

4.4	Form of 8.75% Senior Secured Notes due 2011, incorporated by reference to Exhibit 4.12 to Hanover Compressor Company’s Annual Report on Form 10-K for the year ended December 31, 2003

10.1	Exterran Holdings, Inc. Employee Stock Purchase Plan

10.2	Form of Indemnification Agreement

10.3	Senior Secured Credit Agreement, dated August 20, 2007, by and among Exterran Holdings, Inc., as the U.S. Borrower and a Canadian Guarantor, Exterran Canada, Limited Partnership, Wachovia Bank, National Association, individually and as U.S. Administrative Agent, Wachovia Capital Finance Corporation (Canada), individually and as Canadian Administrative Agent, JPMorgan Chase Bank, N.A., individually and as Syndication Agent; Wachovia Capital Markets, LLC and J.P. Morgan Securities Inc. as the Joint Lead Arrangers and Joint Book Runners, Bank of America, N.A., Calyon New York Branch and Fortis Capital Corp., as the Documentation Agents, and each of the lenders parties thereto or which becomes a signatory thereto

10.4	U.S. Guaranty Agreement, dated as of August 20, 2007, made by Exterran, Inc., EI Leasing LLC, UCI MLP LP LLC, Exterran Energy Solutions, L.P. and each of the subsidiary guarantors that become a party thereto from time to time, as guarantors, in favor of Wachovia Bank, National Association, as the U.S. Administrative Agent for the lenders under the credit agreement filed as Exhibit 10.3

10.5	U.S. Pledge Agreement made by Exterran Holdings, Inc., Exterran, Inc., Exterran Energy Solutions, L.P., Hanover Compression General Holdings LLC, Hanover HL, LLC, Enterra Compression Investment Company, UCI MLP LP LLC, UCO General Partner, LP, UCI GP LP LLC, and UCO GP, LLC, and each of the subsidiaries that become a party thereto from time to time, as the Pledgors, in favor of Wachovia Bank, National Association, as U.S. Administrative Agent for the lenders under the credit agreement filed as Exhibit 10.3

Exhibit No.	Description

10.6	U.S. Collateral Agreement, dated as of August 20, 2007, made by Exterran Holdings, Inc., Exterran, Inc., a Texas corporation, Exterran Energy Solutions, L.P., EI Leasing LLC, UCI MLP LP LLC and each of the subsidiaries that become a party thereto from time to time, as grantors, in favor of Wachovia Bank, National Association, as U.S. Administrative Agent, for the lenders under the credit agreement filed as Exhibit 10.3

10.7	Canadian Collateral Agreement, dated as of August 20, 2007 made by Exterran Canada, Limited Partnership, together with any other significant Canadian subsidiary that executes a joinder agreement and becomes a party to the Credit Agreement filed as Exhibit 10.x, in favor of Wachovia Capital Finance Corporation (Canada), as Canadian Administrative Agent, for the Canadian Tranche Revolving Lenders under the credit agreement filed as Exhibit 10.3

10.8	Indenture, dated August 20, 2007, by and between Exterran ABS 2007 LLC, as Issuer, Exterran ABS Leasing 2007 LLC and Wells Fargo Bank, National Association, as Indenture Trustee, with respect to the $1,000,000,000 ABS facility consisting of $1,000,000,000 of Series 2007-1 Notes

10.9	Series 2007-1 Supplement, dated as of August 20, 2007, to Indenture, dated as of August 20, 2007, by and between Exterran ABS 2007 LLC, as Issuer, Exterran ABS Leasing 2007 LLC and Wells Fargo Bank, National Association, as Indenture Trustee, with respect to the $1,000,000,000 of Series 2007-1 Notes

10.10	Guaranty, dated as of August 20, 2007, issued by Exterran Holdings, Inc. for the benefit of Exterran ABS 2007 LLC as Issuer, and Wells Fargo Bank, National Association, as Indenture Trustee

10.11	Management Agreement, dated as of August 20, 2007, by and between Exterran, Inc., as Manager, Exterran ABS Leasing 2007 LLC and Exterran ABS 2007 LLC, as Issuer

10.12	Intercreditor and Collateral Agency Agreement, dated as of August 20, 2007, by and among Exterran, Inc., in its individual capacity and as Manager, Exterran ABS 2007 LLC, as Issuer, Wells Fargo Bank, National Association, as Indenture Trustee, Wells Fargo Bank, National Association, as Bank Agent, various financial institutions as lenders thereto and JP Morgan Chase Bank, N.A., in its individual capacity and as Intercreditor Collateral Agent

10.13	Intercreditor and Collateral Agency Agreement, dated as of August 20, 2007, by and among Exterran Energy Solutions, L.P., in its individual capacity and as Manager, Exterran ABS 2007 LLC, as Issuer, Wells Fargo Bank, National Association, as Indenture Trustee, Wachovia Bank, National Association, as Bank Agent, various financial institutions as lenders thereto and Wells Fargo Bank, National Association, in its individual capacity and as Intercreditor Collateral Agent

10.14	First Supplemental Indenture, dated August 20, 2007, by and between Hanover Compressor Company, Exterran Holdings, Inc., and Wilmington Trust Company, as Trustee, for the 4.75% Convertible Senior Notes due 2008

10.15	Eighth Supplemental Indenture, dated August 20, 2007, by and between Hanover Compressor Company, Exterran Holdings, Inc., and U.S. Bank National Association, as Trustee, for the 4.75% Convertible Senior Notes due 2014

10.16	Exterran Holdings, Inc. Directors’ Stock and Deferral Plan

10.17	Consulting Agreement between Exterran Holdings, Inc. and Ernie L. Danner, dated August 20, 2007

10.18	Exterran Holdings, Inc. 2007 Stock Incentive Plan

Exhibit No.	Description

10.19	Form of Exterran Holdings, Inc. Change of Control Agreement

10.20	Form of Amendment No. 1 to Hanover Compressor Company Change of Control Agreement

99.1	Press Release, dated August 20, 2007

99.2	Press Release, dated August 20, 2007